SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement                [ ] Confidential, for Use of the
[ ] Definitive Additional Materials               Commission Only (as permitted)
[X] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-11(c) or Rule 14a-12


                          UNITED INDUSTRIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Not applicable
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    (2) Aggregate number of securities to which transaction applies:  Not applicable.
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not
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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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                                                                  NEWS RELEASE

UNITED INDUSTRIAL CORPORATION
570 LEXINGTON AVENUE, NEW YORK, NY 10022


CONTACT: SUSAN FEIN ZAWEL
         VICE PRESIDENT CORPORATE COMMUNICATIONS
         (212) 752-8787


                      UNITED INDUSTRIAL ACCELERATES PROCESS
                      -------------------------------------
                          TO FIND BUYER FOR THE COMPANY
                          -----------------------------


NEW YORK, NY, AUGUST 26, 2002 -- United Industrial Corporation (NYSE: UIC) today reported that, following the recently completed sale of its transportation overhaul contracts, its Board of Directors has asked its financial advisor, Wachovia Securities, to intensify and accelerate the process under which it is seeking potential purchasers of the Company.

On April 8, 2002, the Company announced it had been working with Wachovia to evaluate alternatives to further enhance shareholder value. These efforts have included substantive discussions with potential purchasers of the Company. The sale of its non-core transportation overhaul business on July 26, 2002 has put the Company in a stronger position to engage in such discussions.

Richard R. Erkeneff, President and Chief Executive Officer commented, "United Industrial's Board is committed to maximizing value for our shareholders, and we believe that a sale of all or part of the Company is the best avenue for achieving that objective. The divestiture of our transportation overhaul business was a critical element in advancing the sale process, and we are moving forward aggressively with this effort."

There can be no assurances that a transaction will be achieved nor as to the terms thereof.


IMPORTANT INFORMATION

United Industrial Corporation has filed a preliminary proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies from the shareholders of United Industrial Corporation with respect to United Industrial Corporation's 2002 annual meeting of shareholders. United Industrial Corporation advises security holders to read its definitive proxy statement when it becomes available, because it will contain important information. United Industrial Corporation's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of United Industrial Corporation's definitive proxy statement, when it becomes available, by writing to United Industrial Corporation, Attention: Secretary, 570 Lexington

Avenue, New York, New York 10022. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of United Industrial Corporation' s shareholders is available in the soliciting materials on Schedule 14A filed by United Industrial Corporation with the SEC.


UNITED INDUSTRIAL CORPORATION is a company focused on the design and production of defense, training and energy systems. Its products include unmanned aerial vehicles, training and simulation systems, and automated aircraft test and maintenance equipment. The Company also offers logistical/engineering services for government -owned equipment and manufactures combustion equipment for biomass and refuse fuels.

Except for the historical information contained herein, information set forth in this news release may contain forward-looking statements subject to risks and uncertainties which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements.
The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, reference is made to the Company's most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission.


             FOR MORE INFORMATION, PLEASE VISIT UNITED INDUSTRIAL'S
                     WEB SITE AT WWW. UNITEDINDUSTRIAL.COM


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